UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2022

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 16, 2022, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of its Compensation, Nominating and Corporate Governance Committee (the “Committee”), appointed Patricia Cosgel as Interim Chief Financial Officer of the Corporation, effective February 24, 2022. Ms. Cosgel will succeed Douglas Stuver, who will resign as the Corporation’s Senior Vice President – Chief Financial Officer on February 23, 2022.

Ms. Cosgel, age 56, has served as Vice President of Investor and Shareholder Relations of the Corporation since December 2015. Previously, Ms. Cosgel served as Vice President and Treasurer of UIL Holdings Corporation from May 2011 until its acquisition by the Corporation in December 2015. Prior to joining UIL Holdings Corporation, Ms. Cosgel served as Director of Enterprise Risk Management, Assistant Treasurer and Manager-Corporate Finance of Eversource Energy. Ms. Cosgel earned a Bachelor of Arts in Economics from Dickinson College and a Master of Arts in Economics from University of Iowa.

The Committee has not yet determined the compensation payable to Ms. Cosgel in connection with the commencement of this new role. The Corporation will file an amendment to this current report on Form 8-K within four business days of such determination. There is no arrangement or understanding between Ms. Cosgel and any other person pursuant to which she was selected for this position. There are no family relationships between Ms. Cosgel and any director or executive officer of the Corporation. Ms. Cosgel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) On February 15, 2022, the Committee granted awards of phantom share units under the Corporation’s Amended and Restated Avangrid, Inc., Omnibus Incentive Plan to certain key executives and employees of the Corporation (including the “named executive officer” of the Corporation as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended, listed below (the “Named Executive Officer”), which were intended to reward them for their service, incentivize continued performance, encourage retention of services, and align their interests with those of the Corporation’s shareholders. The grants will vest in four equal installments on August 15, 2022, February 15, 2023, August 15, 2023, and February 15, 2024, respectively, and will be settled in a cash amount equal to the number of phantom share units multiplied by the closing share price of the Corporation’s common stock on the respective vesting dates, subject to continued employment.

Name	Phantom Share Units
R. Scott Mahoney	3,000

The foregoing description of the phantom share unit grants are only a summary of the material provisions of such grants, does not purport to be complete, and is qualified in its entirety by reference to the phantom share unit agreements entered into with each grantee, the form of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ending March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Douglas Stuver
Name:	Douglas Stuver
Title:	Senior Vice President – Chief Financial Officer

Dated: February 22, 2022

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